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                                                                      EXHIBIT 11


NOISE CANCELLATION TECHNOLOGIES, INC. AND SUBSIDIARIES
COMPUTATION OF NET (LOSS) PER SHARE

                                                         (In thousands, except per share amounts)

                                                                  Year Ended December 31,
                                                       ---------------------------------------------
                                                           1993            1994             1995
                                                       ------------    ------------    -------------
             PRIMARY
Net (loss)                                               ($17,191)       ($21,907)         ($4,068)

  Less: reduction of interest expense
  or interest earned attributable to
  utilization of assumed proceeds
  from exercise of options and
  warrants in excess of amounts
  required to repurchase 20% of
  the outstanding common stock at
  average market price
                                                       ------------    ------------    -------------
ADJUSTED NET (LOSS)                                      ($17,191)       ($21,907)         ($4,068)
                                                       ============    ============    =============

Weighted average number of shares outstanding              70,416          82,906           87,921
  Add: common equivalent shares (determined
  using the "Treasury Stock" method) representing
  shares issuable upon assumed exercise of
  options and warrants in excess of average
  market price                                              9,221           5,488            4,428

Shares issuable upon conversion of Series B
  preferred shares                                          --              --               --
                                                       ------------    ------------    -------------
  SHARES USED FOR COMPUTATION                              79,637          88,394           92,349
                                                       ============    ============    =============

  PRIMARY NET (LOSS) PER SHARE                             ($0.22)         ($0.25)          ($0.04)
                                                       ============    ============    =============

             FULLY DILUTED

Net (loss)                                               ($17,191)       ($21,907)         ($4,068)

  Less: reduction of interest expense
  or interest earned attributable to
  utilization of assumed proceeds
  from exercise of options and
  warrants in excess of amounts
  required to repurchase 20% of
  the outstanding common stock at
  year-end market price if greater
  than average market price
                                                       ------------    ------------    -------------
ADJUSTED NET (LOSS)                                      ($17,191)       ($21,907)         ($4,068)
                                                       ============    ============    =============

Weighted average number of shares outstanding              70,416          82,906           87,921
  Add: common equivalent shares (determined
  using the "Treasury Stock" method) representing
  shares issuable upon assumed exercise of
  options and warrants in excess of year-end
  market price if greater than average
  market price                                              9,221           5,488            4,428

Shares issuable upon conversion of Series B
  preferred shares                                          --              --               --
                                                       ------------    ------------    -------------
  SHARES USED FOR COMPUTATION                              79,637          88,394           92,349
                                                       ============    ============    =============

  FULLY DILUTED NET (LOSS) PER SHARE                       ($0.22)         ($0.25)          ($0.04)
                                                       ============    ============    =============


The above per share data are not reported on the statement of operations because such data is anti-dilutive.